AMENDED AND RESTATED

BYLAWS OF

ITEX CORPORATION

(A Nevada Corporation)

ARTICLE I
OFFICES, REGISTERED OFFICE AND REGISTERED AGENT

1.1           Offices. The Corporation may maintain offices at such places, either within or without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

1.2           The registered office of the Corporation shall be located in the State of Nevada at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with the registered office.  A registered agent so appointed shall consent to appointment in writing and the registered agent’s certificate of acceptance shall be filed with the Secretary of State of the State of Nevada.

1.3            If a registered agent changes the street address of its business office, the registered agent may change the street address of the registered office of the Corporation by notifying the Corporation in writing of the change and signing, either manually or in facsimile, and delivering to the Secretary of State for filing a statement of such change, as required by law.

1.4           The Corporation may change its registered agent at any time upon the filing of an appropriate notice with the Secretary of State, with the written certificate of acceptance of the new registered agent either included in or attached to such notice.

ARTICLE II
MEETINGS OF SHAREHOLDERS

2.1           Annual Meeting.  The annual meeting of the shareholders of the Corporation shall be held on such date, time, and place, either within or without the State of Nevada, as may be designated by resolution of the Board of Directors each year.  At the meeting, directors shall be elected and any other proper business may be transacted.

2.2           Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, or the Chief Executive Officer, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors.  Shareholders shall not be permitted to call a special meeting or to propose business to be brought before a special meeting of the shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by the Corporation.

2.3           Place of Meeting.  The Board of Directors may designate any place within or outside of the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

2.4           Notice of Meeting.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days, except as otherwise required by statute, before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.  Any shareholder may waive notice of any meeting by written notice signed by him or his duly authorized attorney-in-fact, either before or after the meeting.

2.5           Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day preceding the date of notice, or if notice is waived, at the close of business on the day preceding the date of the meeting.  Written notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  An affidavit of the Secretary or an Assistant Secretary of the Corporation shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

For the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.6           Notice of Shareholder Nominations and Proposals.

(a)  Shareholder Proposals Relating to Nominations for and Election of Directors.

(i)  Nominations by a shareholder of candidates for election to the Board of Directors by shareholders at an annual meeting or at a special meeting of shareholders (but for special meetings, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting)  may be made only by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.6(a) and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the procedures and written proposal of nomination requirements set forth in this Section 2.6(a) as to such nomination.  The foregoing Section 2.6(a)(i) provides the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting, and any candidate proposed by a shareholder not nominated in accordance with the provisions of this Section shall not be considered or acted upon for execution at such meeting of shareholders.  The advance notice provisions of this Section 2.6(a) apply to all nominations by a shareholder of candidates for election to the Board of Directors whether or not a shareholder intends the proposal be included in the Company’s proxy statement, or the shareholder intends to conduct its own proxy solicitation.

(ii)  A proposal by a shareholder for the nomination of a candidate for election by shareholders as a director at any meeting of shareholders at which directors are to be elected may be made only by notice in writing in proper form, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified herein.

(iii)  In the case of an annual meeting of shareholders, any such written proposal of nomination must be received by the Board of Directors not less than 90 calendar days nor more than 150 calendar days before the first anniversary (the “Anniversary”) of the date on which the Corporation  held its annual meeting of shareholders in the  immediately preceding year; provided, however, that in the case of an annual meeting of shareholders that is called for a date that is not within 30 calendar days before or after the Anniversary of the annual meeting of shareholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 15th day following the date the Corporation shall have first publicly disseminated notice that an annual meeting of shareholders will be held, whether by mailing notice to shareholders that an annual meeting of shareholders will be held, issuing a press release, filing a periodic report with the Securities and Exchange Commission or otherwise.  In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

 (iv)  In the case of a special meeting of shareholders, any such written proposal of nomination must be received by the Board of Directors not later than the close of business on the later of (i) the 60th day prior to such special meeting or (ii) the 15th day following the date the Corporation shall have first publicly disseminated notice that an annual meeting of shareholders will be held, whether by mailing notice to shareholders that an annual meeting of shareholders will be held, issuing a press release, filing a periodic report with the Securities and Exchange Commission or otherwise.  In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(v)  The written proposal of nomination shall set forth with respect to the shareholder who intends to make the nomination (the “Nominating Shareholder”): (A) the name and address of the Nominating Shareholder (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) by such Nominating Shareholder, except that such Nominating Shareholder shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Nominating Shareholder has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominating Shareholder Information”); and (C) the “Disclosable Interests” of such Nominating Shareholder as defined below.

For purposes of this Section 2.6(a)(v), “Disclosable Interests” shall mean as to each Nominating Shareholder, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Nominating Shareholder, the purpose or effect of which is to give such Nominating Shareholder economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such shares to such Nominating Shareholder, (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (iii) such Nominating Shareholder may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has or shares a right to vote any shares of any class or series of the Corporation; (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Nominating Shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”); (D) any performance related fees (other than an asset based fee) that such Nominating Shareholder is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; and (E) any direct or indirect interest of such Nominating Shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, bargaining agreement or consulting agreement).

(vi)  The written proposal of nomination shall also set forth as to each person whom a Nominating Shareholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in the Nominating Shareholder’s notice pursuant to Section 2.6(a)(v) above if such proposed nominee were a Nominating Shareholder, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of any arrangement or understanding between each proposed nominee and the Nominating Shareholder(s) making such nomination, including all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Shareholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(vii)  The Corporation may require any proposed nominee to furnish such other information (including a written questionnaire with respect to the background and qualification of such proposed nominee, which questionnaire shall be provided by the Secretary upon written request) (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s governance guidelines or (B) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

(viii)  A Nominating Shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.6(a) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(ix) If a written proposal of nomination submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors or a nominating committee established by it, to contain the information specified in this Section 2.6(a) or is otherwise deficient, the Board of Directors may, as promptly as is practicable under the circumstances, provide written notice to the Nominating Shareholder of such failure or deficiency in the written proposal of nomination and such Nominating Shareholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.  Notwithstanding anything in these bylaws to the contrary, no person nominated by a Nominating Shareholder shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.6(a).  The Chairman or presiding officer at the meeting of shareholders shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.6(a), and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(x)  In addition to the requirements of this Section 2.6(a), a Nominating Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.6(a).  Nothing in this Section 2.6(a) shall grant any shareholder a right to have any nominee included in the Corporation’s proxy statement.

(b) Shareholder Proposals Relating to Matters Other Than Nominations for and Elections of Directors.

(i)  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, a business matter (other than a nomination of a candidate for election as a director, which is covered by Section 2.6(a) above) must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a shareholder (a “Shareholder Matter”) only if such Shareholder Matter is a proper matter for shareholder action and such shareholder (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.6(b) and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the procedures and written proposal requirements set forth in this Section 2.6(b) as to such Shareholder Matter.  Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose a Shareholder Matter to be brought before an annual meeting of the shareholders.  Shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by the Corporation.  Shareholders seeking to nominate persons for election to the Board must comply with Section 2.6(a)and this Section 2.6(b)shall not be applicable to nominations except as expressly provided in Section 2.6(b)(iv). The advance notice provisions of this Section 2.6(b) apply to all Shareholder Matters whether or not a shareholder intends the Shareholder Matter be included in the Company’s proxy statement, or the shareholder intends to conduct its own proxy solicitation.

(ii) A shareholder of the Corporation may bring a Shareholder Matter before an annual meeting of shareholders only if such shareholder shall have provided notice in writing in proper form, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits herein; provided, however, that a proposal submitted by a shareholder for inclusion in the Corporation’s proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section 2.6(b).

(iii) In the case of an annual meeting of shareholders, any such written notice of a proposal of a Shareholder Matter must be received by the Board of Directors not less than 90 calendar days nor more than 150 calendar days before the first anniversary (the “Anniversary”) of the date on which the Corporation  held its  annual meeting of shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of shareholders that is called for a date which is not within 30 calendar days before or after the Anniversary of the annual meeting of shareholders in the immediately preceding year, any such written notice of a proposal of a Shareholder Matter must be received by the Board of Directors not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 15th day following the date the Corporation shall have first publicly disseminated notice that an annual meeting of shareholders will be held, whether by mailing notice to shareholders that an annual meeting of shareholders will be held, issuing a press release, filing a periodic report with the Securities and Exchange Commission or otherwise.  In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(iv)  The written notice of a proposal of a Shareholder Matter shall set forth with respect to the shareholder who proposes the matter (the “Proposing Shareholder”):

(A)  As to each Proposing Shareholder, the Nominating Shareholder Information (as defined in Section 2.6(a)(v), except that for purposes of this Section 2.6(b) the term “Proposing Shareholder” shall be substituted for the term “Nominating Shareholder” in all places it appears in Section 2.6(a)(v);

(B)  As to each Proposing Shareholder, any Disclosable Interests (as defined in Section 2.6(a)(v), except that for purposes of this Section 2.6(b) the term “Proposing Shareholder” shall be substituted for the term “Nominating Shareholder” in all places it appears in Section 2.6(a)(v);

(C)  As to each Shareholder Matter that the Proposing Shareholder proposes to bring before the annual meeting: (1) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Shareholder; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration); (3) a reasonably detailed description of all agreements, arrangements and understandings (i) between or among any of the Proposing Shareholders or (ii) between or among any Proposing Shareholders and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such Shareholder Matter by such shareholder; and (4) such other information regarding such Shareholder Matter that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for shareholder consideration of such Shareholder Matter at a meeting of shareholders.

 (v)  A Proposing Shareholder providing notice of any Shareholder Matter to be proposed at a meeting of shareholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.6(b) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(vi)  Notwithstanding anything in these bylaws to the contrary, no Shareholder Matter shall be brought before the annual meeting except in accordance with this Section 2.6(b).  The Chairman or presiding officer at the meeting of shareholders shall, if the facts warrant, determine that the Shareholder Matter was not properly brought before the meeting in accordance with this Section 2.6(a), and if he or she should so determine, he or she shall so declare such determination to the meeting and any such Shareholder Matter not properly brought before the annual meeting shall not be transacted.

(vii)  This Section 2.6(b) is expressly intended to apply to any Shareholder Matter proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.  In addition to the requirements of this Section 2.6(b) with respect to any Shareholder Matter proposed to be brought before an annual meeting, each Proposing Shareholder shall comply with all applicable requirements of the Exchange Act with respect to any such business.  Nothing in this Section 2.6(b) shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.7           Quorum.  Fifty-one percent (51%) of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than fifty-one percent (51%) of the outstanding shares is represented at a meeting, then either (a) the Chairman of the meeting or (b) a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At the adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.8           Action of Shareholders.  When a quorum is present at any meeting, action of the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the question is one upon which by express provision of the statutes, or the Articles of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.  Directors shall be elected by a plurality of the votes cast by the stockholders.

2.9           Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  Any solicitation of proxies by the Directors or management of the Corporation shall be made by mailing the proxies by certified mail or providing them to the shareholder in an alternative acceptable manner at least not less than ten (10) days nor more than sixty (60) days before the date of the meeting for which the proxies are solicited.  Each shareholder as of the record date shall receive a proxy.  Proxies shall describe the location and purpose of the meeting and the matter or business for which the proxy is solicited.  No proxy shall be valid after eleven (11) months from the date it is received by the secretary of the Corporation or other officer or agent authorized to tabulate votes unless otherwise provided in the proxy.

2.10           Voting of Shares.  Subject to the provisions of any applicable law, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.  No shareholder shall be entitled to cumulate his votes for election of directors.

2.11           No Action Without Meeting.  Shareholders of the Corporation may only take action at a duly called annual or special meeting of shareholders.  Shareholders may not take action by written consent without a meeting.

2.12           Action of Shareholders by Communications Equipment.  Shareholders may participate in a meeting of shareholders by means of telephonic, internet broadcast or other communication device by means of which all persons participating in the meeting can hear each other at the same time, and participation by these means shall constitute presence in person at a meeting.

2.13           Conduct of Meeting.  The Board of Directors or the chairman of the meeting may from time to time designate rules for the conduct of any annual or special meeting of shareholders, including without limitation, how to obtain recognition from the meeting chair, any time limits on comments, the authority of the chair to stop discussions; may appoint an inspector of election and prescribe the duties of the inspector; and may establish rules pertaining to the opening and closing of the polls.

ARTICLE III
DIRECTORS

3.1           General Powers and Duties.  Subject to the provisions of the Nevada Revised Statutes and any limitations in the Articles of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.  The Board of Directors may elect any member of the Board as Chairman.   He shall, if present, preside at all meetings of the Board of Directors.  He shall have other powers and duties as the Board prescribes, but shall not be considered an officer of the Corporation by virtue of his duties as Chairman.

3.2           Number, Tenure and Qualifications.  The number of Directors of the Corporation shall be no fewer than three (3) nor more than five (5), the exact number of which shall be fixed from time to time within this range by the Board of Directors.  The number of Directors may at any time be increased or decreased by the Directors at any regular or special meeting provided that no decrease shall have the effect of shortening the term of any incumbent Director.  Directors shall be elected at the annual meeting of shareholders and the term of office of each Director shall be until the next annual meeting of shareholders and the election and qualification of his successor. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors.  Directors need not be shareholders of the Corporation or residents of any particular state.

3.3           Removal of Directors by Shareholders. Any Director may be removed in accordance with Nevada law.

3.4           Resignation.  Any Director may resign his or her office at any time. The resignation will be made in writing and will take effect immediately without acceptance.  Such resignation shall not affect the legality of any action taken by the Board of Directors or any Committee of the Board between the effective time of the resignation and receipt of notice thereof by the Board or Executive Committee.

3.5           Regular Meetings.  A regular meeting (annual meeting) of the Board of Directors shall be held without notice other than the notice given by these Bylaws immediately after and at the same place as the annual meeting of shareholders.  Additional regular meetings of the Board of Directors may be held without notice at such time and at such place as will from time to time be determined by the Board.

3.6           Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes may be called by or at the request of the Chief Executive Officer, Chairman of the Board, or any two directors, and shall be held at the principal place of business of the Corporation or at any other place as the Directors may determine.

3.7           Place of Meeting. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Nevada.

3.8           Action of Directors by Communications Equipment.  Any regular or special meeting of the Directors may be called and held over telephone or other electronic means or communication equipment by means of which all persons participating in the meeting can hear each other, and communication from a Director by telephone or other electronic means constitutes attendance at the meeting so held.

3.9           Notice.  Notice of any special meeting shall be given at least forty-eight (48) hours before the time fixed for the meeting, by written or oral notice delivered personally or mailed to each Director at his business address, by email, by facsimile, by telegram, or by teletype, wire or wireless equipment which transmits a facsimile of the notice.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid, not less than five (5) days prior to the commencement of the above stated notice period.  If notice is given by telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any Director may waive notice of any annual, regular, or special meeting of Directors of the Executive Committee by executing a written notice of waiver either before or after the time of the meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

3.10         Quorum.  Except as otherwise required by law, a majority of the number of Directors fixed by these Bylaws, or as amended, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.  At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  The Directors present at the duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum, if any action taken is approved by at least a majority of the remaining Directors.

3.11         Board Decisions.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  However, an actual majority shall be required for:

(a)	Recommending to the shareholders an amendment to the Articles of Incorporation;

(b)	Adopting a plan of merger or consolidation;

(c)
Recommending to the shareholders the sale, lease, exchange, mortgage, pledge, or other  disposition of all or substantially all the property and assets of the Corporation other than in the usual and regular course of its business;

(d)	Recommending to the shareholders a voluntary dissolution of the Corporation or a revocation of the Corporation;

(e)	Amending the Bylaws of the Corporation.

(f)	Filling vacancies on the Board of Directors;

(g)	Authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;

(h)
Authorizing or approving the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within the limits specifically prescribed by the Board of Directors.

3.12         Vacancies.  Any vacancy occurring in the Board of Directors including one created by an increase in the number of Directors shall be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by a sole remaining Director.  A Director elected to fill a vacancy not created by an increase in the number of Directors shall be elected for the unexpired term of his predecessor in office.  A Director elected to fill a vacancy created by an increase in the number of directors shall be elected for a term of office continuing until the next election of Directors.

3.13         Board Action By Written Consent Without A Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing is filed with the minutes of proceedings of the board or committee.  The consent shall have the same force and effect as a unanimous vote of the Directors, or any committee thereof.  Written consents representing actions taken by the Board of Directors or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.  Notice requirements of these Bylaws which apply to meetings of Directors or of any committee thereof are deemed waived by all Directors if a Consent to Action is signed in lieu of holding an actual meeting.

3.14         Executive Committee.  By resolution passed by a majority of the entire Board of Directors, the Board of Directors may designate one or more committees, each committee to consist of one or more Directors to constitute an executive committee to the extent provided in the resolution and shall have and may exercise all the authority of the Board of Directors in the management of the Corporation, but no such committee shall have the power or authority to:

(a)	Recommend to the shareholders the amendment to the Articles of Incorporation;

(b)	Adopt a plan of merger or consolidation;

(c)
Recommend to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(d)	Recommend to the shareholders a voluntary dissolution of the Corporation or a revocation of the Corporation;

(e)	Amend the Bylaws of the Corporation.

(f)	Fill vacancies on the Board of Directors;

(g)	Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;

(h)
Authorize or approve the issuance or sale or contract for sale of shares, including warrants, options and other derivative securities, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within the limits specifically prescribed by the Board of Directors;

Special meetings of the Executive Committee will be called, and notice given or waived, in the same manners  as is provided  in these Bylaws for the call, notice, and waiver of notice of special meetings of the Board of Directors.

3.15         Compensation.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the Directors or reimburse the Directors for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed compensation for attending committee meetings.  The amount or rate of such compensation of members of the Board of Directors or of committees will be established by the Board of Directors and will be set forth in the minutes of the Board.

3.16         Presumption of Assent. A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate  matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting  before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  The right to dissent shall not apply to a Director who voted in favor of the action.

3.17         Standards of Conduct for Directors.  A Director shall discharge the duties of a Director, including the duties as a member of a committee, in good faith and in a manner the Director reasonably believes to be in the interests of the Corporation.  In discharging the duties of a Director, a Director is entitled to rely in good faith upon information, opinions, reports, books of account or statements including financial statements and other financial data, if prepared or presented by (1) one or more directors, officers or employees of the corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence; or (3) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence, but a director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if he has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.  Directors, in deciding upon matters of business, shall be presumed to act in good faith, on an informed basis and with a view to the interests of the corporation.

ARTICLE IV
OFFICERS

4.1           Number.  The officers of the Corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so.  The officers of the Corporation shall, at the minimum, include a President, Secretary and Treasurer, and also may include a Chief Executive Officer, none, one or more Vice Presidents, and a Chief Financial Officer, each of whom shall be appointed by the Board of Directors.  The Board shall have the sole power and authority to appoint executive officers.  The Board may delegate to any officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties.  Any two or more offices may be held by the same person.  Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

4.2           Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers is not held at the meeting, the election shall be held as soon thereafter as is convenient.  Each officer shall hold office until his successor has been duly elected and qualifies or until his death or until he resigns or is removed in the manner provided by these Bylaws.

4.3           Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation would be served by that removal, but the removal shall be without prejudice to the contractual rights, if any, of the person so removed.

4.4           Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors at any time for the unexpired portion of the term in the manner prescribed by these Bylaws for the regular election or appointment of such office.

4.5           Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors.  No officer will be prevented from receiving a salary by reason of the fact that he or she is also a Director of the Corporation.

4.6           Duties.

(A)      Powers and Duties of the Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, at all meetings of the Board of Directors.  Subject to the policies and directives of the Board of Directors, he shall: (1) have ultimate responsibility and authority for management including but not limited to, the power to appoint committees, officers, agents or employees from time to time as he may, in his discretion, decide is appropriate to assist in the conduct of the affairs of the Corporation; (2) enforce these Bylaws and generally shall supervise and control the business, affairs and property of the Corporation; and (3) have general and active supervision over the Corporation’s officers and may sign, execute and deliver in the name of the Corporation corporate documents, instruments, powers of attorney, contracts, bonds and other obligations.

(B)           Powers and Duties of the President.  The President shall have the authority and perform such duties as the Board of Directors authorizes or directs.  If no Chief Executive Officer has been appointed, or in the event of the death of the Chief Executive Officer or his or her inability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of, and subject to all of the restrictions upon, the Chief Executive Officer.

(C)           Duties of the Vice President(s).  The Vice President(s) shall have the authority and perform duties as the Board of Directors or Chief Executive Officer may authorize or direct.  Any one of the Vice-Presidents, as authorized by the Board, will have all the powers and perform  all the duties of the President in case of a temporary absence of the President or in case of his or her temporary inability to act.

 (D)         Secretary.  The Secretary shall subscribe the minutes of all meetings of the shareholders and the Board of Directors.  He or she shall mail notices to the shareholders and the Directors of the Corporation of the holding of any meeting as prescribed by these Bylaws.  If the Corporation has a seal, the Secretary shall be the custodian of the seal and shall affix it to minutes, notices or other instruments executed by the Corporation as required.  He or she will have charge of all the books and records of the Corporation except the books of account, and shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

 (F)          Duties of the Chief Financial Officer.  The Chief Financial Officer for the Corporation shall have charge of and be responsible for all funds and securities belonging to the Corporation and shall keep and deposit the funds for and on behalf of the Corporation in a bank or banks to be designated by the Board of Directors.  In the absence of a designation he may select the bank or banks in which to deposit the funds.  Regular books of account will be kept under his or her direction and supervision, and he or she will at all reasonable hours exhibit books and accounts to any Director at the office of the Corporation during business hours.  He or she will render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as will be required of him or her.  He or she will have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law.  He or she shall have the authority and perform other duties as the Board of Directors or Chief Executive Officer may authorize or direct.

 (G)          Duties of the Treasurer.  The Treasurer shall have the authority and perform such duties as the Board of Directors or Chief Financial Officer may authorize or direct.

4.7           Standards of Conduct for Officers.  A officer shall discharge the duties of an officer in good faith and in a manner the officer reasonably believes to be in the interests of the Corporation.  In discharging the duties of a officer, an officer is entitled to rely in good faith upon information, opinions, reports, books of account or statements including financial statements and other financial data, if prepared or presented by (1) one or more directors, officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence; or (3) a committee of the Board of Directors of which the officer is not a member if the officer reasonably believes the committee merits confidence, but a director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if he has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

ARTICLE V
CERTIFICATES FOR SHARES; TRANSFERS

5.1           Certificates for Shares.  Certificates representing shares of the Corporation shall be in a form as shall be determined by the Board of Directors.  The certificates shall be signed by the President or a Vice President, if any, and by the Secretary or an Assistant Secretary, or by the Treasurer.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented by the certificates are issued, with the number of shares and date of issue, shall be entered on the stock transfer books to the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued on the terms and indemnity to the Corporation as the Board of Directors may prescribe.

5.2           Multiple Classes or Series.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 78.195 of the Revised Nevada Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue a statement setting forth the office or agency of the Corporation from which the stockholders may obtain a copy of a statement setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof that the Corporation will furnish without charge to each stockholder who so requests.

5.3           Signatures.  Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

5.4           Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.5           Registrar.  The registrar is the person designated by the Corporation to keep official shareholder records, including names and addresses of shareholders and number of shares owned.  The registrar may hold one or more offices or no offices of the Corporation.

5.6           Transfer of Shares.  Transfer of shares of the Corporation shall be made in the manner specified in the Uniform Commercial Code.  The Corporation shall maintain stock transfer books, and any transfer shall be registered only on request and surrender of the stock certificate representing the transferred shares, duly endorsed, or accompanied by proper evidence of succession, assignation or authority to transfer.  The Corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing the shares stands according to the books of the Corporation for all proper Corporation purposes, including the voting of the shares represented by the certificate at a regular or special meeting of shareholders, and the issuance and payment of dividends on the shares.  The Corporation shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Nevada.

5.7           Shares of Another Corporation.  Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by an officer, agent or proxy as the Board of Directors may determine or, in the absence of a determination, by the President of the Corporation.

5.8           Subscriptions.  Subscriptions to the shares shall be paid at times and in installments as the Board of Directors may determine.  The Board of Directors may adopt resolutions prescribing penalties for default on subscription agreements.

ARTICLE VI
CONTRACTS, CORPORATE FUNDS, LOANS, CHECKS AND DEPOSITS

6.1           Contracts.  Without limiting any powers elsewhere granted by these Bylaws to the Chief Executive Officer or other officer of the Corporation, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances.

6.2           Corporate Funds.  All funds of the Corporation shall be under the supervision of the Board of Directors and shall be handled and disposed of in the manner and by the officers or agents of the Corporation as provided in these Bylaws or as the Board of Directors may authorize by proper resolutions from time to time.

6.3           Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  The authority may be general or confined to specific instances.

6.4           Checks, Drafts, or Orders.  All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by an officer or officers, agent or agents of the Corporation and in a manner as shall from time to time be determined by resolution of the Board of Directors.

6.5           Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in banks, trust companies, or other depositories as the Board of Directors may in its discretion select.

ARTICLE VII
DIVIDENDS

7.1           Subject to the restrictions of the Nevada Revised Statutes, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and its Articles of Incorporation.

7.2           Before payment of any distribution there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

ARTICLE VIII
FISCAL YEAR.

8.1           The fiscal year of the Corporation will be the year ending July 31, unless otherwise changed by the Board of Directors.  The Board of Directors may change the fiscal year of the Corporation from time to time.

ARTICLE IX
SEAL

9.1           The Board of Directors may adopt a corporate seal, which shall be circular in form and shall have inscribed on it the name of the Corporation, the year incorporated, the state of incorporation and the words “corporate seal.”  The seal shall be stamped or affixed to documents as may be prescribed by law or by the Board of Directors.

ARTICLE X
CONFLICTS OF INTEREST

10.1         No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of the relationship or interest or because the Director or Directors are present at the meeting of the Board of Directors or a committee of Directors or joins in the execution of a written consent which authorizes, approves or ratifies a contract or transaction or because his or their votes are counted for that purpose, if:

(a)           The fact of the relationship or interest is disclosed or known to the Board of Directors or committee which in good faith authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested Director(s); or

(b)           The fact of the relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify a contract or transaction by vote or written consent.  The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c)           The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

(d)           The contract or transaction is fair as to the Corporation at the time it is authorized, approved, and ratified by the Board of Directors, committee designated by the Board of Directors, or the shareholders.

10.2         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

ARTICLE XI
NOTICE

11.1         Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in any manner as may be permitted by law reasonably intended to give actual notice, to such address, physical or electronic, as appears on the records of the Corporation, with any required postage prepaid. Notice to any director may be by any reasonable means, including, without limitation, mail, personal delivery, facsimile, or electronic communication.  All notices shall be deemed given when sent.

11.2         Waiver of Notice.  Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws, the Articles of Incorporation, or by law, a waiver in writing, signed in original, facsimile or counterpart by the person or persons entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of a notice.  Any shareholder or Director may waive notice of any meeting by a notice signed by him or his duly authorized attorney, either before or after the meeting.  Attendance of a shareholder or Director of the Corporation at a meeting shall constitute waiver of notice of a meeting except where a shareholder or Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or adjourned.

Notice requirements of these Bylaws which apply to meetings of Directors or of any committee thereof are deemed waived by all Directors if a Consent to Action is signed in lieu of holding an actual meeting.  Notice requirements of these Bylaws which apply to meetings of shareholders are deemed waived by all shareholders if a consent action is signed in lieu of holding an actual meeting.

ARTICLE XII
RESTRICTIONS ON TRANSFER

12.1         Transfer of shares.  No securities of this Corporation or certificates representing the securities shall be transferred in violation of any law or of any restriction on transfer set forth in the Articles of Incorporation or amendments to the Articles, or the Bylaws; or contained in any buy-sell agreements, right of first refusal, or other agreement restricting a transfer which has been executed by the Corporation, or filed with the Secretary of the Corporation and signed by the parties to the agreement.  The Corporation shall not be bound by any restrictions not so filed and noted.

12.2         Restrictive Legend.  The Corporation and any party to any agreement shall have the right to have a restrictive legend imprinted upon any of the certificates and any certificates issued in replacement or exchange or with respect to them.

ARTICLE XIII
AMENDMENTS

13.1         The Board of Directors is expressly authorized to make, alter or repeal any or all of the Bylaws of the Corporation, to the fullest extent provided by the Nevada Revised Statutes, at the annual or any regular or special meeting of the Board of Directors.

13.2         These Bylaws may also be altered, amended or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of a majority of the voting power of the Corporation’s stock.  The stockholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

ARTICLE XIV
INDEMNIFICATION

14.1         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

14.2         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

14.3         To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 14.1 and 14.2, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

14.4         Any indemnification under paragraphs 14.1 and 14.2, unless ordered by a court shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination shall be made (1) by the holders of a majority of the voting power of the corporation’s stock, (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who are not parties to the act, suit or proceeding so order, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

14.5         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 14. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

14.6         The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the other paragraphs of this Article 14, (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office except that indemnification, unless ordered by a court pursuant to paragraph (b) or for the advancement of expenses made pursuant to paragraph (e), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (ii) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. If a claim for indemnification or payment of expenses under this Article 14 is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

14.7         The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 14.

14.8         The Board of Directors may authorize the Corporation to enter into a contract with any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Article 14.

14.9         For the purposes of this Article 14, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

14.10       For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

CERTIFICATION AS TO THE BYLAWS OF THE CORPORATION

I, the undersigned, being the Secretary of the Corporation do hereby certify the foregoing to be the Bylaws of the Corporation, adopted December 19, 2008.

/s/ John Wade
John Wade, Secretary